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                                                                   EXHIBIT 10.13

                             SIXTH AMENDMENT TO THE
                               BORDERS GROUP, INC.
                         MANAGEMENT STOCK PURCHASE PLAN



         Borders Group Management Stock Purchase Plan (as amended, the "Plan") is hereby amended in the following particulars effective as of March 21, 2002:

         1. Paragraph (c) of Article 2 of the Plan is hereby amended to read as follows:

                  "(c) "Annual Bonus" shall mean the bonus earned by a Participant under the Annual Bonus Plan or as otherwise approved by the Committee."

         Except as herein amended, the Plan remains in full force and effect.



                                          BORDERS GROUP, INC.



                                          By:  /s/ GREGORY P. JOSEFOWICZ
                                               ------------------------------
                                               Gregory P. Josefowicz